CONSENT OF INDEPENDENT AUDITORS

The Trustees and Shareholders
Evergreen Equity Trust


We consent to:

1)       the use of our report dated June 27, 1997 for Keystone
         Small Company Growth Fund II incorporated by reference herein;

2) the use of our report dated June 27, 1997 for Keystone Small Company Growth Fund (S-4) incorporated by reference herein; and

3)       the reference to our firm under the caption "FINANCIAL
         STATEMENTS AND EXPERTS" in the prospectus/proxy statement.


                                            /s/KPMG Peat Marwick LLP
                                            ------------------------
                                            KPMG Peat Marwick LLP

Boston, Massachusetts
October 9, 1997


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